================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           ATMOS ENERGY CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                           ATMOS ENERGY CORPORATION
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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Notes:

                                             [LOGO OF ATMOS ENERGY APPEARS HERE]

                               December 27, 1996

Dear Atmos Shareholder:

  You are cordially invited to attend the Annual Meeting of Shareholders to be held at the Four Seasons--Regent Hotel, 57 East 57th Street, New York, New York 10022 on Wednesday, February 12, 1997, at 11:00 a.m. E.S.T.

  The matters to be acted upon at the meeting are described in the attached Notice of Annual Meeting and Proxy Statement. In addition, we will review with you the affairs and progress of the Company during the past year and report the results of operations for the first quarter.

  Your participation at this meeting is very important -- regardless of the number of shares you hold or whether you will be able to attend the meeting in person. Please date, sign, and return the proxy in the enclosed envelope to ensure that your shares are represented at the meeting.

  On behalf of your Board of Directors, thank you for your continued support and interest in Atmos Energy Corporation.

                                          Sincerely,

                                          [SIGNATURE OF CHARLES K. VAUGHAN]
                                          Charles K. Vaughan
                                          Chairman of the Board

                                          [SIGNATURE OF ROBERT F. STEPHENS]
                                          Robert F. Stephens
                                          President and Chief Operating
                                           Officer

                           ATMOS ENERGY CORPORATION
                                P.O. BOX 650205
                           DALLAS, TEXAS 75265-0205

                           NOTICE OF ANNUAL MEETING

To the Shareholders:

  The Annual Meeting of the Shareholders of Atmos Energy Corporation (the "Company") will be held at the Four Seasons--Regent Hotel, 57 East 57th Street, New York, New York 10022 on Wednesday, February 12, 1997, at 11:00 a.m., Eastern Standard Time, for the following purposes:

  1. To elect four Class II directors for three-year terms expiring in 2000.

  2. To transact such other business as may properly come before the meeting or any adjournment thereof.

  Shareholders of record of the Company's Common Stock at the close of business on December 16, 1996 will be entitled to notice of, and to vote at, such meeting. The stock transfer books will not be closed.

                                          By Order of the Board of Directors,

                                              GLEN A. BLANSCET
                                            Vice President, General Counsel
                                              and Corporate Secretary

December 27, 1996


                            YOUR VOTE IS IMPORTANT

 TO VOTE YOUR SHARES, PLEASE INDICATE YOUR CHOICES, SIGN AND DATE THE PROXY CARD, AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE. YOU MAY VOTE IN PERSON AT THE MEETING EVEN THOUGH YOU SEND IN YOUR PROXY.

                           ATMOS ENERGY CORPORATION
                                P.O. BOX 650205
                           DALLAS, TEXAS 75265-0205

                                PROXY STATEMENT

SOLICITATION AND REVOCABILITY OF PROXIES

  The proxy enclosed with this statement is solicited by the management of Atmos Energy Corporation (the "Company") at the direction of the Company's Board of Directors. These materials were first mailed to the Company's shareholders on December 27, 1996.

  Any shareholder giving a proxy has the power to revoke the proxy at any time prior to its exercise. The Company expects to solicit proxies primarily by mail, but directors, officers, employees, and agents of the Company may also solicit proxies in person or by telephone or other electronic means. The cost of preparing, assembling, and mailing the proxies and accompanying materials for this Annual Meeting of Shareholders, including the cost of reimbursing brokers and nominees for forwarding proxies and proxy statements to their principals, will be paid by the Company. In addition, Morrow & Co., Inc. ("Morrow") will assist the Company in the solicitation of proxies. It is estimated that the Company will pay approximately $3,500 in fees, plus expenses and disbursements, to Morrow for Morrow's proxy solicitation services.

COMMON STOCK INFORMATION; RECORD DATE

  As of December 16, 1996, there were 16,118,336 shares of the Company's Common Stock, no par value (the "Common Stock"), issued and outstanding, all of which are entitled to vote. These shares constitute the only class of stock of the Company issued and outstanding. As stated in the accompanying Notice of Annual Meeting, only shareholders of record at the close of business on December 16, 1996 will be entitled to vote at the meeting. Each share is entitled to one vote.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  Security Ownership of Certain Beneficial Owners. The following table lists the beneficial ownership, as of December 2, 1996, of the Company's Common Stock with respect to each person known by the Company to be the beneficial owner of more than five percent of such Common Stock.

                                                   AMOUNT OF      PERCENTAGE OF
                  NAME AND ADDRESS                COMMON STOCK     OUTSTANDING
                OF BENEFICIAL OWNER            BENEFICIALLY OWNED COMMON STOCK
                -------------------            ------------------ -------------
      Lee E. Schlessman.......................     1,019,534(a)        6.3%
       1301 Pennsylvania St.
       Suite 800
       Denver, CO 80203
      Employee Stock Ownership Plan...........     1,939,855          12.0%
       and Trust for Employees of
       Atmos Energy Corporation (the
       "ESOP")(b)

--------
(a) Mr. Schlessman's shares are held in an irrevocable trust of which Mr. Schlessman is the trustee and beneficiary.
(b) The ESOP permits Company employees who participate in the ESOP to exercise voting power with respect to shares of the Company's Common Stock held in their ESOP accounts. With respect to shares of Common Stock owned by the ESOP that participating employees do not exercise such voting rights, the ESOP Trust Committee, which is a committee appointed by the Board of Directors currently consisting of certain officers of the Company, is entitled to vote such shares in its discretion.

  Security Ownership of Management. The following table lists the beneficial ownership, as of December 2, 1996, of the Company's Common Stock with respect to all directors and nominees for director of the Company, the executive officers of the Company named in the Summary Compensation Table on page 13 of this Proxy Statement, and all directors and executive officers of the Company as a group.

                                                   AMOUNT OF      PERCENTAGE OF
                                                  COMMON STOCK     OUTSTANDING
     NAME                                      BENEFICIALLY OWNED COMMON STOCK
     ----                                      ------------------ -------------
Travis W. Bain II.............................         1,087           (a)
Dan Busbee....................................         3,071           (a)
J. Charles Goodman............................         7,457           (a)
Don E. James..................................        15,169           (a)
Mary S. Lovell................................        13,283           (a)
Thomas C. Meredith............................            85           (a)
Phillip E. Nichol.............................         4,500           (a)
James F. Purser...............................        16,864           (a)
Carl S. Quinn.................................        20,853           (a)
Lee E. Schlessman.............................     1,019,534(b)       6.3%
Robert F. Stephens............................        43,463           (a)

                                                   AMOUNT OF      PERCENTAGE OF
                                                  COMMON STOCK     OUTSTANDING
     NAME                                      BENEFICIALLY OWNED COMMON STOCK
     ----                                      ------------------ -------------
Charles K. Vaughan............................        94,709           (a)
Richard Ware II...............................        13,897           (a)
All directors and executive officers as a
 group (15 individuals).......................     1,276,664          7.9%

--------
(a) The percentage of shares beneficially owned by such individual does not exceed one percent of the class so owned.
(b) Mr. Schlessman's shares are held in an irrevocable trust of which Mr. Schlessman is the trustee and beneficiary.

                             ELECTION OF DIRECTORS

  Pursuant to the Company's Bylaws, the Board of Directors is divided into three classes, each of which class consists, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. Directors for Class II are to be elected at this Annual Meeting for three-year terms expiring in 2000. Messrs. Carl S. Quinn and Richard Ware II were last elected to three-year terms by the shareholders at the 1994 Annual Meeting and have been nominated to continue serving as directors for three-year terms ending in 2000. Mr. Robert F. Stephens was appointed by the Board of Directors in February 1995, and Mr. Thomas C. Meredith was appointed by the Board of Directors in October 1995. Messrs. Stephens and Meredith were subsequently elected directors by the shareholders at the Company's 1996 Annual Meeting. The Board is nominating Messrs. Stephens and Meredith to continue serving as Class II directors.

  Mr. John W. Norris resigned from the Board of Directors on November 14, 1996. He was a Class I director whose term was scheduled to expire in 1999. The Nominating Committee of the Board has not yet selected a person to fill the vacancy created by Mr. Norris' resignation. The other directors listed on the following pages will continue to serve in their positions for the remainder of their current terms.

  The names, ages, and biographical summaries of (i) the persons who have been nominated to serve as directors of the Company and (ii) the directors who are continuing in office until the expiration of their terms and the class in which such nominee or other director has been designated are set forth in the following table. Each of the nominees has consented to be a nominee and to serve as a director if elected, and all votes authorized by the enclosed proxy will be cast FOR all of the nominees. In order to be elected as a director, the Company's Bylaws require a nominee to receive the vote of a majority of all outstanding shares of the Company's Common Stock entitled to vote and represented in person or by proxy at a meeting of shareholders at which a quorum is present.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE FOLLOWING
NOMINEES:

                                                 YEAR IN WHICH
                                                 FIRST BECAME A CLASS DESIGNATION
 NAME; PRINCIPAL OCCUPATION OR EMPLOYMENT           DIRECTOR       AND YEAR OF
DURING PAST FIVE YEARS; OTHER DIRECTORSHIPS  AGE OF THE COMPANY EXPIRATION OF TERM
-------------------------------------------  --- -------------- ------------------
Thomas C. Meredith.......................     55      1995           Class II
 President of Western Kentucky University                              1997
 in Bowling Green, Kentucky since 1988.
Carl S. Quinn............................     65      1994           Class II
 General Partner of Quinn Oil Company,                                 1997
 Ltd. in New York, New York since May
 1992. Formerly Chairman of the Board,
 President and Chief Executive Officer of
 Interstate Natural Gas Company in
 Houston, Texas from January 1992 until
 December 1994; Chairman of the Board and
 Chief Executive Officer of Arkla
 Exploration Company from October 1989
 until January 1992. Also director of
 Coho Energy, Inc. in Dallas, Texas.
Robert F. Stephens.......................     48      1995           Class II
 President and Chief Operating Officer of                              1997
 the Company in Dallas, Texas since
 February 1995. Formerly Executive Vice
 President--Corporate Operations of the
 Company from May 1989 until February
 1995.
Richard Ware II..........................     50      1994           Class II
 President of Amarillo National Bank in                                1997
 Amarillo, Texas since 1981. Also
 director of The Coca-Cola Bottling Group
 (Southwest), Inc. and member of the
 Board of Trustees of Southern Methodist
 University in Dallas, Texas.

  The following persons are directors of the Company who will be continuing in office until the expiration of their terms as set forth below.

                                                 YEAR IN WHICH
                                                 FIRST BECAME A CLASS DESIGNATION
 NAME; PRINCIPAL OCCUPATION OR EMPLOYMENT           DIRECTOR       AND YEAR OF
DURING PAST FIVE YEARS; OTHER DIRECTORSHIPS  AGE OF THE COMPANY EXPIRATION OF TERM
-------------------------------------------  --- -------------- ------------------
Travis W. Bain II........................     62      1988           Class I
 President of Bain Enterprises, Inc. in                                1999
 Plano, Texas since November 1991. Also
 director of Delta Industries, Inc. in
 Jackson, Mississippi.
Dan Busbee...............................     63      1988           Class I
 Attorney and shareholder with Locke                                   1999
 Purnell Rain Harrell (A Professional
 Corporation) in Dallas, Texas since
 1972.

*******************************************************************************************

Phillip E. Nichol........................     61      1985          Class III
 Senior Vice President and Branch Manager                              1998
 of PaineWebber Incorporated in Fort
 Worth, Texas since May 1996. Formerly
 Senior Vice President and Branch Manager
 of PaineWebber Incorporated in
 Cleveland, Ohio from February 1995 to
 May 1996; Senior Vice President and
 Manager of Kidder Peabody & Co. in
 Cleveland, Ohio from September 1994
 until February 1995 and Vice President
 and Manager of Kidder Peabody & Co. in
 Toledo, Ohio from May 1992 until
 February 1995; Vice President and
 Manager of Dean Witter Reynolds Inc. in
 Amarillo, Texas from February 1988 until
 June 1992.
James F. Purser..........................     46      1995          Class III
 Executive Vice President and Chief                                    1998
 Financial Officer of the Company in
 Dallas, Texas since 1989.

                                                 YEAR IN WHICH
                                                 FIRST BECAME A CLASS DESIGNATION
 NAME; PRINCIPAL OCCUPATION OR EMPLOYMENT           DIRECTOR       AND YEAR OF
DURING PAST FIVE YEARS; OTHER DIRECTORSHIPS  AGE OF THE COMPANY EXPIRATION OF TERM
-------------------------------------------  --- -------------- ------------------
Lee E. Schlessman........................     70      1994          Class III
 President of Dolo Investment Company in                               1998
 Denver, Colorado since February 1994.
 Formerly Chairman of the Board and Chief
 Executive Officer of Greeley Gas Company
 in Denver, Colorado from December 1992
 until December 1993; Chairman of the
 Board, President and Chief Executive
 Officer of Greeley Gas Company in
 Denver, Colorado from March 1976 until
 December 1992. Also President of the
 Board of the Rocky Mountain American
 Automobile Association in Denver,
 Colorado; Director of Wells Fargo Bank
 in Denver, Colorado; and Treasurer of
 the Board of The Scottish Rite
 Foundation in Denver, Colorado.
Charles K. Vaughan.......................     59      1983          Class III
 Chairman of the Board of the Company in                               1998
 Dallas, Texas since June 1994. Formerly
 Chairman of the Board and Chief
 Executive Officer of the Company in
 Dallas, Texas from March 1993 until June
 1994; Chairman of the Board, President
 and Chief Executive Officer of the
 Company from October 1983 until March
 1993.

PENDING MERGER WITH UNITED CITIES GAS COMPANY

  At a Special Meeting held on November 12, 1996, the shareholders of the Company ratified and approved an Agreement and Plan of Reorganization, dated as of July 19, 1996, as amended by Amendment No. 1 to Agreement and Plan of Reorganization, dated as of October 3, 1996 (the "Reorganization Agreement"), providing for the merger (the "Merger") of United Cities Gas Company, an Illinois and Virginia corporation ("United Cities"), with and into the Company. The shareholders of United Cities also ratified and approved the Reorganization Agreement and approved the Plan of Merger and the Merger on such date. Consummation of the Merger is subject to several additional conditions and events, including the receipt of certain regulatory and other approvals. While the Company expects that the Merger will be consummated, the Company cannot predict whether the Merger will occur prior to the Annual Meeting, if at all.

  If the Merger is consummated, the Company's Board of Directors will be increased by four additional members. By approving the Plan of Merger, the Company's shareholders have approved such increase in the number of directors and have elected four members of United Cities' Board of Directors (the "United Cities Designees") to fill the four new directorships as of the effective time of the Merger. The United Cities Designees were proposed by United Cities and nominated by the Nominating Committee of the Company's Board of Directors and the Board of Directors.

  One of the United Cities Designees, Mr. Richard W. Cardin, has been elected, subject to the consummation of the Merger, to serve as a director in Class II, which is the class standing for election at the Annual Meeting. Accordingly, if the Merger is consummated prior to the Annual Meeting and Mr. Cardin has taken office as a director serving in Class II, then his term will expire at the Annual Meeting. In such event, the Board of Directors intends to appoint him to continue to serve in such class following the Annual Meeting, and he will stand for re-election by the shareholders at the 1998 Annual Shareholders Meeting. Certain information concerning Mr. Cardin, including a biographical summary, is included in this Proxy Statement in the following table. If the Merger is consummated after the Annual Meeting, then Mr. Cardin will join the Board at that time and will become a director serving in Class II with a term expiring in 2000.

  Certain information, including biographical summaries, class designations and the year of expiration of term, concerning the three additional United Cities Designees--Messrs. Gene C. Koonce, Vincent J. Lewis, and Thomas J. Garland--is included in this Proxy Statement in the following table. If the Merger is consummated, these United Cities Designees will commence to serve as directors in the classes indicated for the remainder of their respective terms.

                                                             CLASS DESIGNATION
       NAME; PRINCIPAL OCCUPATION OR EMPLOYMENT                 AND YEAR OF
      DURING PAST FIVE YEARS; OTHER DIRECTORSHIPS       AGE EXPIRATION OF TERM*
      -------------------------------------------       --- -------------------
Richard W. Cardin......................................  60      Class II
 Consultant and private investor since 1995. Formerly
 office managing partner with Arthur Andersen, LLP in
 Nashville, Tennessee from 1980 until 1994.
Gene C. Koonce.........................................  64       Class I
 Chairman of the Board, President and Chief Executive              1999
 Officer of United Cities in Brentwood, Tennessee since
 May 1996. Formerly President and Chief Executive
 Officer of United Cities in Brentwood, Tennessee from
 October 1978 until May 1996. Also director of First
 American Corporation in Nashville, Tennessee and of
 the American Gas Association.

                                                             CLASS DESIGNATION
       NAME; PRINCIPAL OCCUPATION OR EMPLOYMENT                 AND YEAR OF
      DURING PAST FIVE YEARS; OTHER DIRECTORSHIPS       AGE EXPIRATION OF TERM*
      -------------------------------------------       --- -------------------
Vincent J. Lewis.......................................  52       Class I
 Senior Vice President at Legg Mason Wood Walker, Inc.             1999
 in Rutherford, New Jersey since 1987.
Thomas J. Garland......................................  62      Class III
 Executive in Residence and Distinguished Service                  1998
 Professor of the Civic Arts at Tusculum College in
 Greeneville, Tennessee and consultant since 1990. Also
 director of Peoples Community Bank and of Johnson City
 Medical Center in Johnson City, Tennessee.

--------
*The United Cities Designees will become directors of the Company upon the consummation of the Merger.

  It is a condition to United Cities' obligation to consummate the Merger that the Company enter into an employment agreement with Mr. Koonce pursuant to which, among other things, he will serve as an officer of the Company and Vice Chairman of the Board for a period of six months following the Merger. The employment agreement provides that Mr. Koonce will receive an annual base salary, and will receive coverage under, or participation in, all of the Company's executive and other employee welfare, benefit, and similar plans on the same basis as other Company executives. In addition, the employment agreement provides that Mr. Koonce will receive a one-time retention payment of $60,000 payable six months after the consummation of the Merger, subject to certain conditions. Mr. Koonce's employment may be terminated by the Company during the term of the employment agreement only for "cause" (as defined therein).

  It is a further condition to United Cities' obligation to consummate the Merger that the Company enter into employment agreements with Mr. James B. Ford, who is currently the Senior Vice President and Treasurer of United Cities, and Mr. Thomas R. Blose, Jr., who is currently the Senior Vice President-Operations and Engineering of United Cities. The employment agreements provide that Mr. Ford will be the Senior Vice President-Finance of the Company and Mr. Blose will be President of the United Cities operating division of the Company and Vice President of the Company for a period of three years following the Merger. Both individuals will also receive coverage under, or participation in, all of the Company's executive and other employee welfare, benefit, and similar plans on the same basis as other similarly situated Company executives, as well as be entitled to a $60,000 retention payment payable six months after the consummation of the Merger, subject to certain conditions. The employment agreements may not be terminated by the Company except for "cause" (as defined therein).

CERTAIN BUSINESS RELATIONSHIPS

  Mr. Schlessman and members of his immediate family are partners in various partnerships that are mortgage lenders to an unaffiliated third party who purchased several real property holdings of the partnerships in Colorado and Kansas. The Company leases those real properties from the third party for office or warehouse space in its Greeley Gas Company division operations. The partnerships continue to hold a mortgage interest in the properties.

  Mr. Ware is the president and a shareholder of Amarillo National Bank, Amarillo, Texas, which bank provides a $10 million short-term line of credit to the Company, serves as a depository bank for the Company, and is trustee for the Company's Restricted Stock Grant Plan. In addition, the bank, as trustee, is the holder of a $10 million master note issued by the Company's wholly owned subsidiary, Enermart, Inc., and guaranteed by the Company.

THE BOARD OF DIRECTORS: COMMITTEES, MEETINGS, AND DIRECTORS' FEES

  Standing Committees. The Company has certain standing committees, each of which is described below.

  The Executive Committee consists of Messrs. Stephens and Vaughan. (Mr. Norris was a member of the Executive Committee until his resignation in November 1996.) Mr. Vaughan serves as chairman of the committee. In accordance with the Bylaws of the Company, the Executive Committee has, and may exercise, all of the powers of the Board during the intervals between the Board's meetings, subject to certain limitations and restrictions as set forth in the Bylaws or as may be established by resolution of the Board of Directors from time to time. The Executive Committee held no meetings during the last fiscal year.

  The Audit Committee consists of Messrs. Bain, Busbee, Meredith, Schlessman, and Ware. Mr. Busbee serves as chairman of the committee. The Audit Committee reviews the scope and procedures of internal auditing work, the results of independent audits, and the accounting policies of management, and it recommends to the Board the appointment of the Company's outside auditors. During the last fiscal year, the Audit Committee held three meetings.

  The Human Resources Committee consists of Messrs. Bain, Busbee, Nichol, and Quinn. (Mr. Norris was a member and chairman of the committee until his resignation in November 1996.) This committee reviews and makes recommendations to the Board of Directors regarding compensation for officers of the Company. In addition to compensation matters, the committee determines, develops, and makes recommendations to the Board regarding benefit packages, special bonus or stock plans, severance agreements, and succession planning with respect to the Company's officers. During the last fiscal year, the Human Resources Committee held four meetings.

  The Nominating Committee consists of Messrs. Meredith, Nichol, Quinn, Schlessman, and Ware. Mr. Nichol serves as chairman of the committee. This committee selects candidates for consideration by the full Board to fill any vacancies on the Board which may occur from time to time. The Nominating Committee held one meeting during the last fiscal year. The Nominating Committee also considers sound and meritorious nomination suggestions for directors from shareholders. All letters of recommendation for nomination should be sent to the Secretary of the Company at the Company's headquarters and should include, in addition to the nominee's name and address, a listing of the nominee's background and qualifications. A signed statement from the nominee should accompany the letter of recommendation indicating that he or she consents to being considered as a nominee and that, if nominated by the Board and elected by the shareholders, he or she will serve as a director.

  The Work Session/Annual Meeting Committee consists of Messrs. Bain, Nichol, and Ware. Mr. Bain serves as chairman of the committee. This committee plans the meeting and agenda for the special meeting of the Board held each year for the purpose of focusing on long-range planning and corporate strategy issues and selects the site for the Annual Shareholders Meeting. During the last fiscal year, the Work Session/Annual Meeting Committee held two meetings.

  Other Committees. In addition to the standing committees described above, the Board of Directors has formed an executive search committee for the purpose of selecting a candidate to fill the vacant position of Chief Executive Officer for the Company. The search committee has commenced its search, and the Company anticipates filling that position in the near future.

  Attendance at Board Meetings. During the last fiscal year, the Board of Directors of the Company held nine meetings. During fiscal year 1996, each director attended at least seventy-five percent of the aggregate of (a) all meetings of the Board and (b) all meetings of the committees of the Board on which such director served.

  Directors' Fees. As compensation for serving as a director during fiscal year 1996, each of the non-employee directors received an annual retainer of $16,000 and a fee of $800 per day for attendance at each Board meeting (excluding telephone conference meetings). Non-employee directors were also paid $800 per day for their attendance at each committee meeting that is held on a day different from a Board meeting. The annual retainer will be increased to $18,000 commencing on January 1, 1997, and the meeting fees were increased to $1,000 per meeting commencing on November 12, 1996. The fee paid for participation in a telephone conference meeting of the Board or a committee is one-half of the regular meeting fee. Commencing on October 1, 1996, committee chairmen were paid a meeting fee while engaged in special activities relating to their committee assignments. Directors may elect to defer all or a part of their compensation earned as a director until the earlier of a date specified by the director or the date he or she ceases to be a director. The Company will pay interest on amounts deferred at a rate equal to 100 basis points above the New York Federal Reserve Bank discount rate in effect as of each January 15.

  In November 1994, the Board adopted the Outside Directors Stock-for-Fee Plan, which plan was approved by the shareholders of the Company in February 1995. The plan permits non-employee directors to receive all or part of their annual retainer and meeting fees in stock rather than in cash. An election by a director to receive his or her fees in stock does not alter the amount of fees payable but results in the deferral of payment of the stock portion of the fees until after the end of each quarter in which the fees were earned. The number of shares of Common Stock issued at such time will be equal to (a) the dollar amount of the fees to be paid in stock divided by (b) the fair market value of the Company's Common Stock on the last day of the applicable quarter. The fair market value is the closing price of a share of Common Stock of the Company as reported by the New York Stock Exchange. Only whole numbers of shares are issued; fractional shares are paid in cash.

  Other Compensation for Non-Employee Directors. The Board has adopted a Retirement Plan for Non-Employee Directors, which covers non-employee directors who have served on the Board (including service prior to January 1, 1994 on the Board of Greeley Gas Company) for at least five years and who have attained age 65. Upon retirement, a participating non-employee director is entitled to an annual pension benefit equal to the sum of (a) 50% of the amount of the participant's final annual retainer plus (b) 10% of the amount of the participant's final annual retainer for each year of service on the Board in excess of five years. In no event may the annual pension benefit exceed 100% of a director's final annual retainer. The pension benefit is payable for the participant's life. The plan is unfunded.

  In addition, the Company provides business travel accident insurance for non-employee directors and their spouses. The policy provides $100,000 coverage to directors and $50,000 coverage to their spouses per accident while traveling on Company business.

  Other Arrangements with Mr. Vaughan. Effective October 1, 1994, Mr. Vaughan retired as an officer and employee of the Company and entered into a five-year Consulting Agreement with the Company. Under the agreement, Mr. Vaughan performs such consulting services as the Board may request from time to time. The agreement provides for future payments to Mr. Vaughan, in consideration for his consulting services, of $240,000 during fiscal year 1997, $160,000 during fiscal year 1998, and $100,000 during fiscal year 1999. During fiscal year 1996, Mr. Vaughan received $280,000 in payment for his services under the Consulting Agreement. The payments are made in semi-annual installments payable on October 1 and April 1 of each fiscal year. The term of the agreement may be extended for additional one-year periods upon the agreement of the Board and Mr. Vaughan.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of the Company's Common Stock to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in their ownership in the Company's Common Stock. Executive officers, directors, and greater-than-ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such reports furnished to the Company and written representations that no Forms 5 were required, the Company believes that, during the last fiscal year, all of the Company's executive officers, directors, and greater-than-ten-percent beneficial owners were in compliance with the Section 16(a) filing requirements.

EXECUTIVE COMPENSATION

  Summary Compensation Table. The following table sets forth the compensation paid by the Company for each of the Company's last three completed fiscal years to Mr. Stephens and the Company's four most highly compensated executive officers other than Mr. Stephens.

                          SUMMARY COMPENSATION TABLE

                                                                  LONG TERM
                                       ANNUAL COMPENSATION       COMPENSATION
                                  ------------------------------ ------------
                                                                  RESTRICTED
                                                    OTHER ANNUAL    STOCK      ALL OTHER
                                  SALARY  BONUS (A) COMPENSATION  AWARDS (B)  COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR   ($)      ($)        ($)          ($)          ($)
---------------------------  ---- ------- --------- ------------ ------------ ------------
Robert F. Stephens.......    1996 263,436  140,100      (c)         99,375        7,601(d)
 President and Chief
  Operating                  1995 240,845  121,900      (c)              0        7,388
 Officer                     1994 215,361   72,900      (c)        305,000       14,073
James F. Purser..........    1996 219,383  106,400      (c)              0        7,354(d)
 Executive Vice President
  and Chief                  1995 209,694   81,700      (c)              0        7,304
 Financial Officer           1994 198,809   67,900      (c)        305,000       13,352
J. Charles Goodman(e)....    1996 171,127   45,400      (c)         91,425        7,170(d)
 Executive Vice
  President--                1995 138,704   63,700    55,484(f)          0        6,486
 Corporate Operations
Don E. James.............    1996 160,476   43,700      (c)              0        7,048(d)
 Senior Vice President--     1995 154,304   45,000      (c)              0        7,136
 Public Affairs              1994 147,690   28,800      (c)              0       10,234
Mary S. Lovell (g).......    1996 146,878   46,800      (c)         59,625        6,624(d)
 Senior Vice President--     1995 132,431   35,400      (c)              0        5,736
 Utility Services

--------
(a) Bonuses were actually paid after the end of the fiscal year in which they are reported. Because their payment relates to services rendered in the fiscal year prior to payment, the Company has consistently reported bonus payments in such prior fiscal year.
(b) The number and value of the aggregate restricted stock holdings at the end of the last fiscal year for each of the executive officers listed above were as follows: Robert F. Stephens, 22,475 shares with a value of $525,353; James F. Purser, 17,812 shares with a value of $416,356; J. Charles Goodman, 4600 shares with a value of $107,525; Don E. James, 150 shares with a value of $3,506; and Mary S.

    Lovell, 3,749 shares with a value of $87,633. Dividends are paid on the restricted stock reported in the Table at the same rate they are paid on all of the Company's Common Stock. The approval of the Merger by the shareholders on November 12, 1996 caused all of the restrictions on the shares of restricted stock to lapse. See "Executive Compensation--Employment Severance Compensation Agreements and Change-in-Control Arrangements."
(c) The total dollar value of perquisites and other personal benefits for the named executive officer was less than the reporting thresholds established by the Securities and Exchange Commission.
(d) This amount reflects the amount of Company matching contributions made during the last fiscal year to the named executive officer's account pursuant to the ESOP and the amount of insurance premiums paid by the Company during the last fiscal year with respect to term life insurance for the benefit of the named executive officer. The amounts paid during the 1996 fiscal year for each named executive officer were as follows:
    Robert F. Stephens, $6,000 in ESOP matching contributions and $1,601 in life insurance premiums; James F. Purser, $6,000 in ESOP matching contributions and $1,354 in life insurance premiums; J. Charles Goodman, $6,827 in ESOP matching contributions and $343 in life insurance premiums; Don E. James, $6,197 in ESOP matching contributions and $851 in life insurance premiums; and Mary S. Lovell, $5,875 in ESOP matching contributions and $749 in life insurance premiums.
(e) Mr. Goodman became Executive Vice President-Corporate Operations of the Company on April 1, 1995. Prior to that date, he was not serving as an executive officer of the Company; therefore, no compensation figures are shown for prior fiscal years.
(f) Other Annual Compensation paid to Mr. Goodman during the 1995 fiscal year included the purchase by the Company of a country club membership in the amount of $42,771.
(g) Ms. Lovell became Senior Vice President-Utility Services of the Company on May 2, 1995. Prior to that date, she was not serving as an executive officer of the Company; therefore, no compensation figures are shown for prior fiscal years.

  Retirement Plans. The executive officers listed in the Summary Compensation Table are covered by the Employees' Retirement Plan of Atmos Energy Corporation (the "Atmos Retirement Plan"), a defined benefit pension plan pursuant to which all participants automatically accrue pension credits after completing one year of service with the Company. Each of the executive officers listed in the Summary Compensation Table also participates in the Company's Supplemental Executive Benefits Plan (the "Supplemental Plan"), which provides retirement benefits (as well as supplemental disability and death benefits) to all officers and division presidents of the Company. A participant who has been an officer or division president for at least two years, has five years of vesting service under the Atmos Retirement Plan or a similar plan, and attained age 55 is entitled to a supplemental pension in an amount that, when added to his or her pension payable under the Atmos Retirement Plan or a similar plan, equals 75% of his or her compensation, subject to reductions for less than ten years of vesting service and for retirement prior to age 62.

  The following table illustrates the estimated combined annual benefits payable under the Atmos Retirement Plan and the Supplemental Plan upon retirement at age 62 or later to persons in specified compensation categories and years-of-service classifications as determined in such person's last year of employment.

                            PENSION PLAN TABLE (A)

                                                    YEARS OF SERVICE
                                         ---------------------------------------
REMUNERATION                               15      20      25      30      35
------------                             ------- ------- ------- ------- -------
$125,000................................  93,750  93,750  93,750  93,750  93,750
 150,000................................ 112,500 112,500 112,500 112,500 112,500
 175,000................................ 131,250 131,250 131,250 131,250 131,250
 200,000................................ 150,000 150,000 150,000 150,000 150,000
 225,000................................ 168,750 168,750 168,750 168,750 168,750
 250,000................................ 187,500 187,500 187,500 187,500 187,500
 300,000................................ 225,000 225,000 225,000 225,000 225,000
 350,000................................ 262,500 262,500 262,500 262,500 262,500
 400,000................................ 300,000 300,000 300,000 300,000 300,000
 450,000................................ 337,500 337,500 337,500 337,500 337,500
 500,000................................ 375,000 375,000 375,000 375,000 375,000

--------
(a) The benefit amounts listed in the Pension Plan Table are not subject to any deduction for Social Security or offset amounts and are computed based upon payment as a joint and 50% survivor annuity.

  The Atmos Retirement Plan covers only the regular salary of its participants, excluding bonuses (subject to the maximum covered compensation limit of $150,000 as of January 1, 1994 established by the Internal Revenue Code for qualified plans). The Supplemental Plan covers compensation in an amount equal to the sum of (a) the greater of the participant's annual base salary at the date of termination of employment or the average of the participant's annual base salary for the highest of three calendar years (whether or not consecutive) of employment with the Company, plus (b) the greater of the amount of the participant's last award under the Company's Annual Performance Bonus Plan or the average of the participant's highest three performance awards under such plan (whether or not consecutive), plus
(c) the participant's annual car allowance payable by the Company at the date of his or her termination of employment. The amount of current compensation covered by the Supplemental Plan as of the end of the last fiscal year for each of the executive officers listed in the Summary Compensation Table is as follows: Robert F. Stephens, $423,115; James F. Purser, $360,637; J. Charles

Goodman, $230,989; Don E. James, $232,701; and Mary S. Lovell, $206,076. Each of such executive officers has the following approximate number of years of credited service under the retirement plans: Robert F. Stephens, 13 years; James F. Purser, 10 years; J. Charles Goodman, 15 years; Don E. James, 16 years; and Mary S. Lovell, 9 years.

  Employment Severance Compensation Agreements and Change-in-Control Arrangements. The execution of the Reorganization Agreement and the approval by the shareholders of the Merger have triggered "change in control" provisions in certain of the Company's agreements and plans involving its executive officers. Under each of the agreements and plans described below, a "change in control" of the Company is deemed to occur if, among other things, the shareholders approve a merger or other similar transaction, such as the Merger, whereby the shareholders prior to the transaction will not own at least 60% of the voting power of the Company after the transaction.

  The Company has entered into severance agreements with each of the executive officers named in the Summary Compensation Table to provide certain severance benefits for them in the event of the termination of their employment within three years following a "change in control" (as defined in the agreements) of the Company. The severance agreements provide that if employment is terminated by the Company other than for "cause" (as defined in the agreements), retirement, death, or disability, or by the employee for "good reason" (as defined in the agreements), or, in the case of Mr. Stephens, for any reason within 180 days after the date of a change in control, the Company will pay to each such executive officer a lump sum severance payment equal to 2.99 times such executive officer's "base amount" compensation, as defined in Section 280G of the Internal Revenue Code. If the total of such lump sum severance payment plus all other payments made in connection with a change in control pursuant to any other plan, arrangement, or agreement results in the imposition of the excise tax imposed by Section 4999 of the Internal Revenue Code, such lump sum severance payment will be reduced to the extent necessary to make the total of all such payments not be subject to such excise tax unless the total of all such payments as reduced by the amount of such excise tax is greater than the lump sum severance payment described above. In addition, the executive officer will be entitled to all rights and benefits, if any, provided under any other plan or agreement between such executive officer and the Company.

  The approval of the Merger by the shareholders constituted a "change in control" under the severance agreements. In addition, the execution of the Reorganization Agreement by the Company and United Cities constituted a "potential change in control" of the Company under the severance agreements, which required the Company to establish letters of credit (the "Letters of Credit") for the benefit of six executive officers in the amounts that would be payable under such agreements if such executive officers were immediately entitled to payment of full severance benefits. On July 24, 1996, the Company established the Letters of Credit in an aggregate amount of $5,153,613. The Letters of Credit for the executive officers listed in the Summary Compensation Table were established in the following amounts: Mr. Stephens, $1,398,529; Mr. Purser, $1,322,308; Mr. Goodman, $539,591; Mr. James, $795,671; and Ms.
Lovell, $552,949. The Letters of Credit must be maintained by the Company for two years from the date of issue or three years following a "change in control," whichever is later. The Company is required to increase the amounts available to be drawn upon under the Letters of Credit every six months to match any increases in the amount of severance benefits then payable.

  Each of the executive officers listed in the Summary Compensation Table has also entered into a Participation Agreement with the Company as required by the Supplemental Plan. The Supplemental Plan provides that the accrued benefits, as calculated pursuant to the plan, of each participant will vest in the event of (a) a "change in control" (as defined in the plan) of the Company, (b) a termination of the plan, (c) an amendment to the plan resulting in a decrease in the benefits otherwise payable to the participant, (d) a termination of the participant's employment without "cause" (as defined in the plan), or (e) a termination of the participant's participation in the plan for any reason other than resignation or termination of employment for "cause." The Participation Agreements set forth the rights of the participants to their accrued benefits upon the occurrence of the events described in the foregoing sentence and constitute enforceable contracts separate from the provisions of the Supplemental Plan.

  The approval of the Merger by the shareholders constituted a "change in control" under the Supplemental Plan; however, all of the executive officers listed in the Summary Compensation Table were fully vested in their benefits under the Supplemental Plan prior to the date that the shareholders approved the Merger.

  Each of the executive officers listed in the Summary Compensation Table participates in the Company's Restricted Stock Grant Plan and has received, from time to time, awards of stock that are restricted with respect to their transferability. The restrictions lapse pursuant to a schedule established by the non-employee members of the Board of Directors at the date of the grant. Notwithstanding any established schedule for the removal of restrictions, however, the restrictions are immediately removed in the event of the participant's death, disability, or retirement at normal retirement age or in the event of a "change of control" (as defined in the plan) of the Company. The approval of the Merger by the shareholders constituted a "change in control" under the Restricted Stock Grant Plan, and accordingly, all of the restrictions on shares previously granted by the Company lapsed as of November 12, 1996.

  Human Resources Committee Interlocks and Insider Participation. The members of the Human Resources Committee during the last fiscal year were Travis W. Bain, Dan Busbee, Phillip E. Nichol, John W. Norris, Jr., and Carl S. Quinn. Mr. Busbee is a member and shareholder of the law firm of Locke Purnell Rain Harrell (A Professional Corporation) in Dallas, Texas, which the Company retains from time to time to perform legal services. Mr. Nichol is a senior vice president and branch manager of PaineWebber Incorporated, the investment banking firm retained by United Cities as its financial advisor in connection with the Merger. Mr. Nichol had no involvement in the Merger on behalf of PaineWebber Incorporated or United Cities. There are no interlocking relationships between any executive officer of the Company and any other company.

  Human Resources Committee Report on Executive Compensation. The Company is required to provide specific information regarding the compensation and benefits paid to the Company's President and four most highly compensated executive officers of the Company. The Human Resources Committee of the Board of Directors (the "Committee"), which is composed entirely of outside directors, has prepared this report which describes the philosophy followed by the Company in establishing compensation and benefit practices for officers of the Company. This report was prepared by the Committee after its meeting on September 16, 1996, and the Committee presented this report to the Board of Directors at its meeting held November 13, 1996.

  EXECUTIVE COMPENSATION PHILOSOPHY AND PRINCIPLES. The Company's philosophy is that total compensation for its officers should be established by the same process used for its other employees with the following exceptions:

  . Officers should have a greater portion of their compensation at risk than all other employees;

  . A significant portion of officer compensation should be directly tied to the performance of the business, and

  . Officers of the Company should share in the same risks and rewards as do stockholders of the Company.

  To accomplish these goals, the Committee continuously compares its executive compensation levels and performance with selected cross-industry groups of industrial organizations. National market data for Company executive pay comparisons was obtained from a variety of private industry surveys, including the Top Management Report published by Watson Wyatt Data Services, which covers over 1200 industrial organizations, including companies in the natural gas distribution industry. These surveys were used for compensation comparison purposes because the Board believes they most closely represent the marketplace within which the Company must compete for executive talent. The organizations participating in these surveys are different than the companies that appear in the performance graph. Job comparisons and access to market data for companies included in the performance graph are not readily available to the Company through known market surveys. However, compensation information from the annual American Gas Association Survey is also monitored on an annual basis, and for 1996, Atmos base salary and total compensation approximated or slightly exceeded the average pay practice for gas companies in its size group.

  During 1996, the Committee retained the services of a nationally recognized compensation consulting firm, Watson Wyatt Worldwide, to conduct an independent review of officer compensation. The Committee reviews the analysis of executive compensation provided by the consultants, evaluates the recommendations made by the consultants, and assesses the performance of officers as a group and the contributions of each executive to the success of the Company. The Committee provides officer compensation and benefits recommendations to the Board of Directors to support the level of achievement of Company objectives as attained by the officer group over the last fiscal year.

  At the present time, executive compensation programs consist of base salary, an annual cash incentive plan, and long-term incentives in the form of restricted stock. Each of these compensation arrangements is briefly reviewed in the following sections.

  CASH COMPENSATION--ANNUAL BASE SALARY. All positions within the Company including officer level positions have formal salary ranges. Positions are compared on the basis of job content to similar positions in companies of approximately the same size and complexity as the Company. Salary ranges for all jobs are reviewed on an annual basis, and proposed salary ranges are presented to the Committee for the review and consideration each year in October. The midpoint of each salary range is designed to approximate the 60th percentile of actual base salaries for comparable positions in the market, as defined above.

  Pay for individual officers may be greater than or less than the salary range midpoint based on performance of the officer and level of the officer's experience in the executive position. In determining the appropriate salary levels and salary increase recommendations for officers, the Committee also considers current economic conditions and national and industry trends in executive compensation.

  The President and most senior executive officers of the Company provide the Committee with an oral presentation relative to the contributions and performance of each officer of the Company. Seven performance rating categories were used in 1996 to assess individual officer performance in relation to assigned accountabilities. Salary increase recommendations for officers are based upon the resulting performance rating and the position of each officer's salary within the applicable salary range.

  CASH COMPENSATION--SHORT TERM INCENTIVE COMPENSATION. All corporate officers are considered eligible to participate in the Annual Performance Bonus Plan, which provides for cash payments based on criteria the Committee recommends to the Board as critical to the short term success of the Company. The Executive Annual Performance Bonus Plan (formerly called the Annual Performance Bonus Plan for Corporate Officers) (the "Bonus Plan") consists of two parts, each weighted 50%. One portion is determined by Company performance as measured by a targeted earnings per share (EPS) figure as set by the Board of Directors at the beginning of each fiscal year; the other portion is measured by achievement of specific, measurable individual performance goals. The Board of Directors currently considers EPS as the most appropriate measure of Company performance since it is so closely linked to shareholder value. Earnings per share must be equal to or greater than the annual dividend rate before any award may be made to any officers under the Bonus Plan.

  Target award levels are established under the Bonus Plan and are expressed as a percentage of annual base salary. Target award levels will vary among officers based upon the level of responsibility and ability to impact overall Company performance. These levels vary by salary grade. An officer must be rated "competent" or above to be considered eligible for an award under the Bonus Plan. Incentive opportunity for the lowest level officer ranges from zero (0) to twenty-four percent (24%) of annual base salary. The President and Chief Operating Officer of the Company is eligible for an incentive award of zero (0) to sixty percent (60%) of annual base salary. The Board of Directors retains the discretion to award bonus payments outside the Bonus Plan guidelines in the event of exceptional operating results or under special circumstances which result in outstanding Company performance for the fiscal period.

  Total cash compensation opportunity for the Company is defined as the salary range midpoint for each position plus the maximum possible bonus award. In the event that maximum awards were paid under the Bonus Plan, total cash compensation for executives of the Company as a group would approximate the 75th percentile of actual total cash compensation in industrial companies. Corporate performance must significantly exceed stated goals and objectives to support maximum incentive awards under the Bonus Plan, and each executive must not only achieve but far exceed assigned individual goals and objectives. While this level of Company performance is possible, probability of attainment of the required earnings per share growth to fund a maximum incentive award pool would be the exception. If Company performance does not meet the required threshold of earnings per share and bonus awards are not paid, total cash compensation for Company officers would approximate the 25th percentile of actual total cash compensation in industrial organizations.

  LONG-TERM INCENTIVE COMPENSATION--RESTRICTED STOCK GRANT PLAN. The Board of Directors of the Company believes that long-term incentive awards strengthen the ability of the Company to attract, motivate, and retain executives of superior capability and more closely align the interests of the executive management group with the interest of the stockholder. The Company's long-term incentive compensation plan consists of grants of Company stock to officers under the Restricted Stock Grant Plan where such grants are contingent upon several factors. These factors are:

  . The Company must achieve an earnings per share equivalent to the annual dividend rate before any awards may be granted under the Restricted Stock Grant Plan.

  . Each officer level position has a targeted amount of restricted stock to be delivered to position incumbents over time. The timing and amount of restricted stock granted will vary based on the performance of the Company and the executive.

  . The performance of an officer of the Company must be rated competent or above to be considered eligible for an award under the Restricted Stock Grant Plan.

  Recommendations for awards under the Restricted Stock Grant Plan are submitted by the Committee to the Board of Directors for approval. From time to time the Committee, in its discretion, may recommend awards under the Restricted Stock Grant Plan beyond the target level. Such recommendations may be forthcoming in instances where both Company performance and the performance of the officer are considered to be exceptional.

  During the 1996 fiscal year, restricted stock grants were awarded to nine of the sixteen officers of the Company. This group of sixteen officers of the Company does not include the President of the Company. These awards were granted to recognize the outstanding achievement of both individual and corporate objectives.

  The Board of Directors, based upon recommendations from the Committee, defines the restrictions applicable to any award under the Restricted Stock Grant Plan. Restricted stock grants made in the recent past and in 1996 require the completion of three years of service with the Company after the date of grant of the award to vest any portion of the award of stock. The restricted stock award will vest 25% on the third anniversary date of grant and will vest 25% per year on each subsequent anniversary thereof. The Board of Directors, in its discretion, may change the vesting period for new awards under the Restricted Stock Grant Plan and may accelerate the vesting of awards previously made under the Restricted Stock Grant Plan.

  Stock certificates are held in the custody of the Company by means of a trust until restrictions are removed. As beneficiaries of restricted stock grants, the officers of the Company have the right to vote the restricted stock held in their accounts and to received all dividends paid.

  To the extent readily determinable and as one of the factors in its consideration of compensation matters, the Committee considers the anticipated tax treatment to the Company and the executives of various payments and benefits. Some types of compensation payments and their deductibility depend on the timing of an executive's vesting or exercise of previously granted rights. Further, interpretations of and changes in tax laws and other factors beyond the Committee's control also affect the deductibility of compensation. For these reasons, the Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

  CHIEF EXECUTIVE OFFICER COMPENSATION. The Board of Directors did not elect to fill the position of Chief Executive Officer during 1996. Mr. Robert F. Stephens became the President and Chief Operating Officer of the Company on February 21, 1995. Mr. Stephens received a 1996 salary increase of 5.5% on January 1, 1996 associated with his performance as President and Chief Operating Officer. Mr. Stephen's annual base salary following this increase was $266,915, which represents 92% of the 1996 salary range midpoint for the position of President and Chief Operating Officer.

  Mr. Stephens received a bonus award for fiscal 1996 of $140,100 in conformance with the provisions and performance objectives established through the Bonus Plan. This incentive award payment is considered appropriate and reasonable given the 1996 earnings per share of $1.51. The Company's total return to shareholders for fiscal 1996, as calculated for purposes of the performance graph, was 25.9% compared to the weighted average total return of 21.56% for the gas distribution companies used as the comparison companies in the performance graph. Mr. Stephens received a restricted stock grant award of 5000 shares in fiscal 1996.

                                          HUMAN RESOURCES COMMITTEE

                                          John W. Norris, Jr., Chairman
                                          Travis W. Bain
                                          Dan Busbee
                                          Phillip E. Nichol
                                          Carl S. Quinn

  Performance Graph. The following graph compares the yearly percentage change in the Company's total return to shareholders for the last five fiscal years with the total return of the Standard and Poor's 500 Stock Index and the cumulative total return of other natural gas distribution companies, each of which receives at least 90% of its gross revenues from the distribution and sale of natural gas to end users and has a September 30 fiscal year-end.

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
                          AMONG ATMOS, S&P 500 INDEX,
                         AND COMPARISON COMPANY INDEX

                             [GRAPH APPEARS HERE]



                                1991    1992    1993    1994    1995    1996
----------------------------------------------------------------------------
Atmos Energy Corporation        $100    $113    $162    $148    $170    $214
----------------------------------------------------------------------------
S & P 500 Index                 $100    $111    $125    $130    $169    $203
----------------------------------------------------------------------------
Comparison Company Index        $100    $121    $149    $131    $146    $178
----------------------------------------------------------------------------

*Assumes a $100 investment on September 30, 1991 and reinvestment of dividends.

  The following companies were included in the comparison company index used in the graph: AGL Resources Inc., Bay State Gas Company, The Brooklyn Union Gas Company, Energen Corporation, Laclede Gas Company, Mobile Gas Service Corporation, National Fuel Gas Company, New Jersey Resources Corporation, North Carolina Natural Gas Corporation, NUI Corporation, Peoples Energy Corporation, Public Service Company of North Carolina, Incorporated, and Providence Energy Corporation.

                                   AUDITORS

  Upon the recommendation by the Audit Committee, the Board of Directors selected Ernst & Young, LLP to continue as the Company's auditors for the fiscal year ending September 30, 1997. The firm of Ernst & Young, LLP and its predecessors have been the independent auditors of the Company since the Company's incorporation in 1983. It is expected that representatives of Ernst & Young, LLP will be present at the Annual Meeting. The representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                                 OTHER MATTERS

OTHER BUSINESS

  The Company does not know of any other business that may come before the Annual Meeting. However, if any other matters are properly brought before the meeting by the management or any shareholder, it is the intention of each person named in the accompanying proxy to vote such proxy in accordance with his judgment on such matters. The enclosed proxy confers discretionary authority to take action with respect to any additional matters that may come before the meeting.

SHAREHOLDER PROPOSALS

  In the event a shareholder intends to present a proposal at the 1998 Annual Meeting of Shareholders, it must be received at the offices of the Company no later than August 29, 1997.

                                          By Order of the Board of Directors,

                                            GLEN A. BLANSCET
                                          Vice President, General Counsel
                                            and Corporate Secretary

Dallas, Texas
December 27, 1996

                                  DETACH HERE



                           ATMOS ENERGY CORPORATION

P           PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
              THE COMPANY FOR ANNUAL MEETING, FEBRUARY 12, 1997
R
       The undersigned hereby constitutes and appoints Dan Busbee, Robert F.
O Stephens, and Charles K. Vaughan, and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to
X represent the undersigned at the Annual Meeting of Shareholders of ATMOS ENERGY CORPORATION ("Atmos"), to be held at the Four Seasons-Regent Hotel,
Y 57 East 57th Street, New York, New York 10022 on Wednesday, February 12, 1997, and at any adjournments or postponements thereof, on all matters coming before said meeting.

       You are encouraged to specify your choice by marking the appropriate box, SEE REVERSE SIDE, but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendations. The Proxies cannot vote your shares unless you sign and return this card.
                                                                   -------------
                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE      |See Reverse|
                                                                   |    Side   |
                                                                   -------------

[ATMOS LOGO APPEARS HERE]                                    THIS IS YOUR PROXY.
                                                         YOUR VOTE IS IMPORTANT.

Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

                        COMPANY HIGHLIGHTS DURING 1996

 . In November 1996, the Company announced its ninth consecutive annual dividend increase of $.04 per share, a 4.2 percent increase of its previous annual common stock dividend rate.

 . On November 12, 1996, the Company's shareholders voted in favor of the merger with United Cities Gas Company of Brentwood, Tennessee, which serves approximately 335,000 customers. The Company currently is continuing the regulatory approval process required before completion of the merger. Over 98% of the Atmos and United Cities shareholders voting in each of the meetings voted in favor of the transaction.

 . The Company reported a 26% increase in earnings in fiscal 1996 over the previous fiscal year.

 . During fiscal 1996, the Company received rate increases totaling $3.3 million annually. On November 1, 1996, the Company implemented an annual rate increase of $5.3 million that will affect about 200,000 customers in the Company's west Texas service area.



                                  DETACH HERE



  [X] PLEASE MARK
      VOTES AS IN
      THIS EXAMPLE.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN AND AUTHORIZES THE PROXIES TO TAKE ACTION IN THEIR DISCRETION UPON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR.

The Board of Directors recommends a vote FOR the election of all nominees for director.

Nominees for Director: CLASS II: Thomas C. Meredith, Carl S. Quinn, Robert F.
                       Stephens, Richard Ware II


                      [_] FOR           [_] WITHHELD
                          ALL               FROM ALL
                        NOMINEES            NOMINEES

FOR, EXCEPT VOTE WITHHELD FROM THE FOLLOWING NOMINEE(S):
                                                                MARK HERE   [_]
______________________________________________________         FOR ADDRESS
                                                                CHANGE AND
                                                               NOTE AT LEFT

                                      Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.

Signature:________________Date:________Signature:_______________Date:_________